Exhibit 16.1

Michael J. Larsen, CPA

1914 East 9400 South, #362
Sandy, Utah 84093

801-654-0616

DISMISSAL NOTICE

May 16, 2012

Strike Axe, Inc.

267 West 1400 South, Suite 101st

George, Utah 84790

U.S. Securities & Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

I have read the statements about my firm included under Item 4.01 in the Form 8-K filing dated May 10, 2012 of Strike Axe, Inc. and I am in agreement with the statements contained therein.

[-Signature Page Follows-]

Sincerely,

Michael J. Larsen, CPA

Date: May 16, 2012

By: /s/ Michael J. Larsen, CPA

Name: Michael J. Larsen, CPA

Title: Independent Certified Public Accountant

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